As filed with the Securities and Exchange Commission on November 22, 2005.
     Registration No. 333-29103

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LANDEC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

California (State of Incorporation)	94-3025618 (I.R.S. Employer Identification No.)

3603 Haven Avenue
Menlo Park, CA 94025-1010
(Address of Principal Executive Offices)

1996 Stock Option Plan
1996 Non-Executive Stock Option Plan
 (Full Title of the Plans)

Gary T. Steele
President and Chief Executive Officer
Landec Corporation
3603 Haven Avenue
Menlo Park, CA 94025-1010
(650) 306-1650
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Geoffrey P. Leonard, Esq.
Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, California 94025
(650) 614-7400

DEREGISTRATION OF UNSOLD SHARES
Landec Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Post-Effective Amendment”) to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 13, 1997, File No. 333-29103 (the “1997 S-8”) for offer or sale pursuant to the Registrant’s 1996 Stock Option Plan and 1996 Non-Executive Stock Option Plan (the “Non-Executive Plan”). A total of 1,500,000 shares of Common Stock were registered for issuance under the 1997 S-8.
On October 14, 2005, the shareholders of the Registrant approved the Landec Corporation 2005 Stock Incentive Plan (the “2005 Plan”). No future awards will be made under the Non-Executive Plan. The total number of shares of Common Stock available for grant under the Non-Executive Plan, but not actually subject to outstanding awards, as of October 14, 2005, was 532,596 (the “Excess Shares”). The 532,596 Excess Shares are hereby deregistered. The Registrant will register an equal number of shares under a Registration Statement on Form S-8 for the 2005 Plan. The 1997 S-8 otherwise continues in effect as to the balance of the shares of Common Stock remaining available for offer or sale pursuant thereto, including and not limited to shares registered for issuance under the 1996 Stock Option Plan.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 22nd day of November, 2005.

LANDEC CORPORATION (Registrant)
By:	/s/ Gary T. Steele
Gary T. Steele
President and Chief Executive Officer